FOR IMMEDIATE RELEASE

PRESS RELEASE

CSG Systems INTERNATIONAL reports

FIRST Quarter 2024 RESULTS

Confirming All 2024 Financial Guidance Targets

Revenue Coming from Industry Verticals Outside of CSPs Exceeds 30% for the First Time

Returned Over $160 Million to Shareholders in the Last Twelve Months, including $19 Million in Q1

Continued Strong Sales Performance with Many Key Wins in Q1, including MTN and Banglalink

DENVER--(May 1, 2024) — CSG (NASDAQ: CSGS) today reported results for the quarter ended March 31, 2024.

Financial Results:

First quarter 2024 financial results:

•
Total revenue was $295.1 million.
•
GAAP operating income was $31.8 million, or an operating margin of 10.8%, and non-GAAP operating income was $44.9 million, or a non-GAAP adjusted operating margin of 16.6%.
•
GAAP earnings per diluted share (EPS) was $0.68 and non-GAAP EPS was $1.01.
•
Cash flows used in operations were ($29.4) million, with a non-GAAP free cash flow deficit of ($34.1) million.

Shareholder Returns:

•
CSG declared its quarterly cash dividend of $0.30 per share of common stock, or a total of approximately $9 million, to shareholders.
•
During the first quarter of 2024, CSG repurchased under its stock repurchase program, approximately 185,000 shares of its common stock for approximately $10 million.

“Team CSG got off to a good start in the first quarter. For the first time in CSG’s history, 30% of our revenue is coming from industry verticals outside of the Communication Service Providers (“CSPs”) space. For context, we generated only 7% of our revenue from these other industry verticals in 2017,” said Brian Shepherd, President and Chief Executive Officer of CSG. “From a financial perspective, we are pleased to confirm all 2024 financial guidance targets. Plus, we continue to return capital to shareholders in the form of buybacks and dividends, having delivered over $160 million in shareholder remuneration over the last twelve months.”

CSG Systems International, Inc.

May 1, 2024

Financial Overview (unaudited)

(in thousands, except per share amounts and percentages):

	Quarter Ended March 31,
			Percent
	2024	2023	Changed
GAAP Results:
Revenue	$295,135	$298,739	(1.2%)
Operating Income	31,797	38,193	(16.7%)
Operating Margin Percentage	10.8%	12.8%
EPS	$0.68	$0.68	-
Non-GAAP Results:
Operating Income	$44,868	$53,511	(16.2%)
Adjusted Operating Margin Percentage	16.6%	19.3%
EPS	$1.01	$1.04	(2.9%)

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Results of Operations

GAAP Results: Total revenue for the first quarter of 2024 was $295.1 million, a 1.2% decrease when compared to revenue of $298.7 million for the first quarter of 2023. The decrease in revenue is primarily attributed to lower software and services revenue, resulting from the closure of approximately $10 million of software license upgrades in the first quarter of 2023. This was offset to a certain degree by the continued growth of CSG’s cloud revenue, to include its payments solutions.

GAAP operating income for the first quarter of 2024 was $31.8 million, or 10.8% of total revenue, compared to $38.2 million, or 12.8% of total revenue, for the first quarter of 2023. The decrease in operating income is mainly attributed to the higher software and services revenue recognized in the first quarter of 2023, discussed above, as the costs associated with this revenue is not generally dependent upon on the timing of the deal closure, offset to a certain degree by lower restructuring and reorganization charges.

GAAP EPS for the first quarter of 2024 was $0.68, consistent with the first quarter of 2023, with the first quarter of 2024 benefiting primarily from foreign currency movements and a lower share count.

Non-GAAP Results: Non-GAAP operating income for the first quarter of 2024 was $44.9 million, or a non-GAAP adjusted operating margin of 16.6%, compared to $53.5 million, or a non-GAAP adjusted operating margin of 19.3% for the first quarter of 2023. The decrease in non-GAAP operating income and non-GAAP adjusted operating margin is mainly attributed to the higher software and services revenue recognized in the first quarter of 2023, discussed above.

Non-GAAP EPS for the first quarter of 2024 was $1.01 compared to $1.04 for the first quarter of 2023. The decrease in non-GAAP EPS is mainly due to the lower non-GAAP operating income, partially offset by foreign currency movements and a lower share count.

CSG Systems International, Inc.

May 1, 2024

Balance Sheet and Cash Flows

Cash and cash equivalents as of March 31, 2024 were $120.8 million compared to $186.3 million as of December 31, 2023. CSG had net cash flows provided by (used in) operations for the first quarters ended March 31, 2024 and 2023 of ($29.4) million and $15.4 million, respectively, and had non-GAAP free cash flow (deficit) of ($34.1) million and $6.7 million, respectively. Cash flows for the first quarter of 2024 were negatively impacted by unfavorable working capital changes, to include the payment of 2023 accrued employee incentive compensation.

Summary of Financial Guidance

CSG is reaffirming its financial guidance for the full year 2024, as follows:

As of May 1, 2024
GAAP Measures:
Revenue	$1,200 - $1,240 million
Non-GAAP Measures:
Adjusted Operating Margin Percentage	17.0% - 17.4%
EPS	$3.85 - $4.15
Adjusted EBITDA	$245 - $255 million
Free Cash Flow	$95 - $135 million

For additional information and reconciliations regarding CSG’s use of non-GAAP financial measures, please refer to the attached Exhibit 2 and the Investor Relations section of CSG’s website at csgi.com.

Conference Call

CSG will host a conference call on Wednesday, May 1, 2024 at 5:00 p.m. ET, to discuss CSG’s first quarter of 2024 earnings results. The call will be carried live and archived on the Internet. A link to the conference call is available at http://ir.csgi.com. In addition, to reach the conference by phone, call 1-888-412-4131 and use the passcode 2327393.

Additional Information

For information about CSG, please visit CSG’s web site at csgi.com. Additional information can be found in the Investor Relations section of the website.

About CSG

CSG empowers companies to build unforgettable experiences, making it easier for people and businesses to connect with, use and pay for the services they value most. Our customer experience, billing and payments solutions help companies of any size make money and make a difference. With our SaaS solutions, company leaders can take control of their future and tap into guidance along the way from our fiercely committed and forward-thinking CSGers around the world.

Want to be future-ready and a change-maker like the global brands that trust CSG? Visit csgi.com to learn more.

CSG Systems International, Inc.

May 1, 2024

Forward-Looking Statements

This news release contains forward-looking statements as defined under the Securities Act of 1933, as amended, that are based on assumptions about a number of important factors and involve risks and uncertainties that could cause actual results to differ materially from what appears in this news release. Some of these key factors include, but are not limited to the following items:

• CSG derives a significant portion of its revenue from a limited number of customers, with approximately forty percent of its revenue from its two largest customers;

• Fluctuations in credit market conditions, general global economic and political conditions, and foreign currency exchange rates;

• CSG’s ability to maintain a reliable, secure computing environment;

• Continued market acceptance of CSG’s products and services;

• CSG’s ability to continuously develop and enhance products in a timely, cost-effective, technically advanced and competitive manner;

• CSG’s ability to deliver its solutions in a timely fashion within budget, particularly large and complex software implementations;

• CSG’s dependency on the global telecommunications industry, and in particular, the North American telecommunications industry;

• CSG’s ability to meet its financial expectations;

• Increasing competition in CSG’s market from companies of greater size and with broader presence;

• CSG’s ability to successfully integrate and manage acquired businesses or assets to achieve expected strategic, operating and financial goals;

• CSG’s ability to protect its intellectual property rights;

• CSG’s ability to conduct business in the international marketplace;

• CSG’s ability to comply with applicable U.S. and International laws and regulations; and

• CSG’s business may be disrupted, and its results of operations and cash flows adversely affected by a global pandemic.

This list is not exhaustive, and readers are encouraged to review the additional risks and important factors described in CSG’s reports on Forms 10-K and 10-Q and other filings made with the SEC.

For more information, contact:

John Rea, Investor Relations

(210) 687-4409

E-mail: john.rea@csgi.com

CSG Systems International, Inc.

May 1, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS-UNAUDITED

(in thousands)

	March 31, 2024	December 31, 2023
ASSETS
Current assets:
Cash and cash equivalents	$120,810	$186,264
Settlement and merchant reserve assets	192,962	274,699
Trade accounts receivable:
Billed, net of allowance of $5,692 and $5,432	275,359	267,680
Unbilled	84,347	82,163
Income taxes receivable	2,364	1,345
Other current assets	57,960	50,075
Total current assets	733,802	862,226
Non-current assets:
Property and equipment, net of depreciation of $126,435 and $121,816	60,834	65,545
Operating lease right-of-use assets	31,472	34,283
Software, net of amortization of $160,580 and $157,601	13,406	14,224
Goodwill	306,581	308,596
Acquired customer contracts, net of amortization of $127,773 and $126,469	33,477	35,879
Customer contract costs, net of amortization of $39,539 and $42,094	54,535	54,421
Deferred income taxes	49,552	57,855
Other assets	9,293	10,017
Total non-current assets	559,150	580,820
Total assets	$1,292,952	$1,443,046
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$7,500	$7,500
Operating lease liabilities	15,400	15,946
Customer deposits	36,967	41,035
Trade accounts payable	43,768	46,406
Accrued employee compensation	44,006	84,380
Settlement and merchant reserve liabilities	191,498	273,817
Deferred revenue	56,404	54,199
Income taxes payable	1,886	4,104
Other current liabilities	23,738	33,449
Total current liabilities	421,167	560,836
Non-current liabilities:
Long-term debt, net of unamortized discounts of $14,764 and $15,628	533,986	534,997
Operating lease liabilities	31,099	34,360
Deferred revenue	23,382	23,447
Income taxes payable	3,117	3,041
Deferred income taxes	124	123
Other non-current liabilities	10,737	12,916
Total non-current liabilities	602,445	608,884
Total liabilities	1,023,612	1,169,720
Stockholders’ equity:
Preferred stock, par value $.01 per share; 10,000 shares authorized; zero shares issued and outstanding	-	-
Common stock, par value $.01 per share; 100,000 shares authorized; 29,779 and 29,541 shares outstanding	717	713
Additional paid-in capital	491,005	490,947
Treasury stock, at cost; 40,583 and 40,398 shares	(1,145,738)	(1,136,055)
Accumulated other comprehensive income (loss):
Unrealized gain on short-term investments, net of tax	-	1
Cumulative foreign currency translation adjustments	(55,388)	(50,414)
Accumulated earnings	978,744	968,134
Total stockholders' equity	269,340	273,326
Total liabilities and stockholders' equity	$1,292,952	$1,443,046

CSG Systems International, Inc.

May 1, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME-UNAUDITED

(in thousands, except per share amounts)

	Quarter Ended
	March 31, 2024	March 31, 2023
Revenue	$295,135	$298,739

Cost of revenue (exclusive of depreciation, shown separately below)	157,887	155,021
Other operating expenses:
Research and development	36,095	35,464
Selling, general and administrative	61,722	59,147
Depreciation	5,636	5,720
Restructuring and reorganization charges	1,998	5,194
Total operating expenses	263,338	260,546
Operating income	31,797	38,193
Other income (expense):
Interest expense	(7,506)	(7,219)
Interest income	2,616	569
Other, net	558	(2,432)
Total other	(4,332)	(9,082)
Income before income taxes	27,465	29,111
Income tax provision	(7,998)	(8,183)
Net income	$19,467	$20,928

Weighted-average shares outstanding:
Basic	28,516	30,418
Diluted	28,797	30,609

Earnings per common share:
Basic	$0.68	$0.69
Diluted	0.68	0.68

CSG Systems International, Inc.

May 1, 2024

CSG SYSTEMS INTERNATIONAL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS-UNAUDITED

(in thousands)

	Quarter Ended
	March 31, 2024	March 31, 2023
Cash flows from operating activities:
Net income	$19,467	$20,928
Adjustments to reconcile net income to net cash provided by (used in) operating activities-
Depreciation	5,636	5,757
Amortization	11,309	11,471
Asset impairment	-	1,595
Gain on lease modifications	-	(125)
Unrealized foreign currency transaction (gain) loss, net	(352)	41
Deferred income taxes	7,859	4,079
Stock-based compensation	7,736	6,412
Subtotal	51,655	50,158
Changes in operating assets and liabilities, net of acquired amounts:
Trade accounts receivable, net	(10,959)	(1,825)
Other current and non-current assets and liabilities	(9,827)	(6,871)
Income taxes payable/receivable	(3,158)	1,647
Trade accounts payable and accrued liabilities	(59,581)	(36,071)
Deferred revenue	2,519	8,359
Net cash provided by (used in) operating activities	(29,351)	15,397

Cash flows from investing activities:
Purchases of software, property, and equipment	(4,774)	(8,700)
Proceeds from sale/maturity of short-term investments	-	71
Net cash used in investing activities	(4,774)	(8,629)

Cash flows from financing activities:
Proceeds from issuance of common stock	866	893
Payment of cash dividends	(9,463)	(9,088)
Repurchase of common stock	(17,973)	(9,306)
Deferred acquisition payments	(488)	(274)
Proceeds from long-term debt	-	30,000
Payments on long-term debt	(1,875)	(1,875)
Settlement and merchant reserve activity	(82,212)	(61,482)
Net cash used in financing activities	(111,145)	(51,132)
Effect of exchange rate fluctuations on cash, cash equivalents, and restricted cash	(1,962)	327

Net decrease in cash, cash equivalents, and restricted cash	(147,232)	(44,037)

Cash, cash equivalents, and restricted cash, beginning of period	463,876	389,018
Cash, cash equivalents, and restricted cash, end of period	$316,644	$344,981

Supplemental disclosures of cash flow information:
Cash paid during the period for-
Interest	$10,898	$7,005
Income taxes	3,288	2,211

Reconciliation of cash, cash equivalents, and restricted cash:
Cash and cash equivalents	$120,810	$167,681
Settlement and merchant reserve assets	192,962	177,300
Restricted cash included in current and non-current assets	2,872	-
Total cash, cash equivalents, and restricted cash	$316,644	$344,981

CSG Systems International, Inc.

May 1, 2024

EXHIBIT 1

CSG SYSTEMS INTERNATIONAL, INC.

SUPPLEMENTAL REVENUE ANALYSIS

Revenue by Significant Customers: 10% or more of Revenue

	Quarter Ended		Quarter Ended		Quarter Ended
	March 31, 2024		December 31, 2023		March 31, 2023
	Amount	% of Revenue	Amount	% of Revenue	Amount	% of Revenue
Charter	$60,849	21%	$60,128	20%	$61,532	21%
Comcast	52,804	18%	54,651	18%	53,415	18%

Revenue by Vertical

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Broadband/Cable/Satellite	51%	51%	52%
Telecommunications	19%	21%	20%
All other	30%	28%	28%
Total revenue	100%	100%	100%

Revenue by Geography

	Quarter Ended	Quarter Ended	Quarter Ended
	March 31, 2024	December 31, 2023	March 31, 2023
Americas	86%	85%	84%
Europe, Middle East and Africa	9%	10%	12%
Asia Pacific	5%	5%	4%
Total revenue	100%	100%	100%

CSG Systems International, Inc.

May 1, 2024

EXHIBIT 2

CSG SYSTEMS INTERNATIONAL, INC.

DISCLOSURES FOR NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures and Limitations

To supplement its condensed consolidated financial statements presented in accordance with generally accepted accounting principles (GAAP), CSG uses non-GAAP operating income, non-GAAP adjusted operating margin percentage, non-GAAP EPS, non-GAAP adjusted EBITDA, and non-GAAP free cash flow. CSG believes that these non-GAAP financial measures, when reviewed in conjunction with its GAAP financial measures, provide investors with greater transparency to the information used by CSG’s management in its financial and operational decision making. CSG uses these non-GAAP financial measures for the following purposes:

• Certain internal financial planning, reporting, and analysis;

• Forecasting and budgeting;

• Certain management compensation incentives; and

• Communications with CSG’s Board of Directors, stockholders, financial analysts, and investors.

These non-GAAP financial measures are provided with the intent of providing investors with the following information:

• A more complete understanding of CSG’s underlying operational results, trends, and cash generating capabilities;

• Consistency and comparability with CSG’s historical financial results; and

• Comparability to similar companies, many of which present similar non-GAAP financial measures to investors.

Non-GAAP financial measures are not measures of performance under GAAP, and therefore should not be considered in isolation or as a substitute for GAAP financial information. Limitations with the use of non-GAAP financial measures include the following items:

• Non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles;

• The way in which CSG calculates non-GAAP financial measures may differ from the way in which other companies calculate similar non-GAAP financial measures;

• Non-GAAP financial measures do not include all items of income and expense that affect CSG’s operations and that are required by GAAP to be included in financial statements;

• Certain adjustments to CSG’s non-GAAP financial measures result in the exclusion of items that are recurring and will be reflected in CSG’s financial statements in future periods; and

• Certain charges excluded from CSG’s non-GAAP financial measures are cash expenses, and therefore do impact CSG’s cash position.

CSG compensates for these limitations by relying primarily on its GAAP results and using non-GAAP financial measures as a supplement only. Additionally, CSG provides specific information regarding the treatment of GAAP amounts considered in preparing the non-GAAP financial measures and reconciles each n on-GAAP financial measure to the most directly comparable GAAP measure.

CSG Systems International, Inc.

May 1, 2024

Non-GAAP Financial Measures: Basis of Presentation

The table below outlines the exclusions from CSG’s non-GAAP financial measures:

Non-GAAP Exclusions	Operating Income	Adjusted Operating Margin Percentage	EPS
Transaction fees	—	X	—
Restructuring and reorganization charges	X	X	X
Executive transition costs	X	X	X
Acquisition-related expenses:
Amortization of acquired intangible assets	X	X	X
Transaction-related costs	X	X	X
Stock-based compensation	X	X	X
Gain (loss) on debt extinguishment/conversion	—	—	X
Gain (loss) on acquisitions or dispositions	—	—	X
Unusual income tax matters	—	—	X

CSG believes that excluding certain items in calculating its non-GAAP financial measures provides meaningful supplemental information regarding CSG’s performance and these items are excluded for the following reasons:

•
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG’s Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.
•
Restructuring and reorganization charges are expenses that result from cost reduction initiatives and/or significant changes to CSG’s business, to include such things as involuntary employee terminations, changes in management structure, divestitures of businesses, facility consolidations and abandonments, and fundamental reorganizations impacting operational focus and direction. These charges are not considered reflective of CSG’s recurring business operating results. The exclusion of these items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.
•
Executive transition costs include expenses incurred related to a departure of a CSG executive officer under the terms of the related separation agreement. These types of costs are not considered reflective of CSG’s recurring business operating results. The exclusion of these costs in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

CSG Systems International, Inc.

May 1, 2024

• Acquisition-related expenses include amortization of acquired intangible assets and transaction-related costs, to include earn-out compensation. Transaction-related costs, which typically include expenses related to legal, accounting, and other professional services, are direct and incremental expenses related to business acquisitions, and thus, are not considered reflective of CSG’s recurring business operating results. The total amount of acquisition-related expenses can vary significantly between periods based on the number and size of acquisition activities, previously acquired intangible assets becoming fully amortized, and ultimate realization of earn-out compensation. In addition, the timing of these expenses may not directly correlate with underlying performance of the CSG’s operations. Therefore, the exclusion of acquisition-related expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods.

• Stock-based compensation results from CSG’s issuance of equity awards to its employees under incentive compensation programs. The amount of this incentive compensation in any period is not generally linked to the level of performance by employees or CSG. The exclusion of these expenses in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to evaluate the non-cash expense related to compensation included in CSG’s results of operations, and therefore, the exclusion of this item allows investors to further evaluate the cash generating capabilities of CSG’s business.

•
Gains and losses related to the extinguishment/conversion of debt can be as a result of the refinancing of CSG’s credit agreement and/or repurchase, conversion, or settlement of CSG’s convertible notes. These activities, to include any derivative activity related to debt conversions, are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Gains or losses related to the acquisition or disposition of certain of CSG’s business activities are not considered reflective of CSG’s recurring business operating results. Any resulting gain or loss is generally non-cash income or expense, and therefore, the exclusion of these items allows investors to further evaluate the cash impact of these activities for cash flow and liquidity purposes. In addition, the exclusion of these gains and losses in calculating CSG’s non-GAAP EPS allows management and investors an additional means to compare CSG’s current operating results with historical and future periods.
•
Unusual items within CSG’s quarterly and/or annual income tax expense can occur from such things as income tax accounting timing matters, income taxes related to unusual events, or as a result of different treatment of certain items for book accounting and income tax purposes. Consideration of such items in calculating CSG’s non-GAAP financial measures allows management and investors an additional means to compare CSG’s current financial results with historical and future periods

CSG Systems International, Inc.

May 1, 2024

CSG also reports non-GAAP adjusted EBITDA and non-GAAP free cash flow. Management believes non-GAAP adjusted EBITDA is a useful measure to investors in evaluating CSG’s operating performance, debt servicing capabilities, and enterprise valuation. CSG defines non-GAAP adjusted EBITDA as income before interest, income taxes, depreciation, amortization, stock-based compensation, foreign currency transaction adjustments, acquisition-related expenses, and unusual items, such as restructuring and reorganization charges, executive transition costs, gains and losses related to the extinguishment of debt, and gains and losses on acquisitions or dispositions, as discussed above. Additionally, management uses non-GAAP free cash flow, among other measures, to assess its financial performance and cash generating capabilities, and believes that it is useful to investors because it shows CSG’s cash available to service debt, make strategic acquisitions and investments, repurchase its common stock, pay cash dividends, and fund ongoing operations. CSG defines non-GAAP free cash flow as net cash flows from operating activities less the purchases of software, property and equipment.

Non-GAAP Financial Measures

Non-GAAP Operating Income and Non-GAAP Adjusted Operating Margin Percentage:

The reconciliation of GAAP operating income to non-GAAP operating income, and calculation of CSG’s non- GAAP adjusted operating margin percentage, for the indicated periods are as follows (in thousands, except percentages):

	Quarter Ended March 31,
	2024	2023
Non-GAAP Operating Income
GAAP operating income	$31,797	$38,193
Restructuring and reorganization charges (1)	1,998	5,194
Executive transition costs	352	-
Acquisition-related expenses:
Amortization of acquired intangible assets	2,852	3,209
Transaction-related costs	-	158
Stock-based compensation (1)	7,869	6,757
Non-GAAP operating income	$44,868	$53,511

Non-GAAP Adjusted Operating Margin Percentage
Revenue	$295,135	$298,739
Less: Transaction fees (2)	(25,062)	(21,973)
Revenue less transaction fees	$270,073	$276,766
Non-GAAP adjusted operating margin percentage	16.6%	19.3%
(1)
Restructuring and reorganization charges include stock-based compensation, which is not included in the stock-based compensation line in the tables above and following, and depreciation, which has not been recorded to the depreciation line item on CSG’s Income Statement.
(2)
Transaction fees are primarily comprised of fees paid to third-party payment processors and financial institutions and interchange fees under CSG’s payment services contracts. Transaction fees are included in revenue in CSG's Income Statement (and not netted against revenue) because CSG maintains control and acts as principal over the integrated service provided under its payment services customer contracts. However, CSG excludes expense associated with transaction fees from the numerator and denominator in calculating its non-GAAP adjusted operating margin percentage in order to provide comparability with historical and future periods and with its peer group and competitors.

CSG Systems International, Inc.

May 1, 2024

Non-GAAP EPS:

The reconciliations of GAAP EPS to non-GAAP EPS for the indicated periods are as follows (in thousands, except per share amounts):

	Quarter Ended		Quarter Ended
	March 31, 2024		March 31, 2023
	Amounts	EPS (4)	Amounts	EPS (4)
GAAP net income	$19,467	$0.68	$20,928	$0.68
GAAP income tax provision (3)	7,998		8,183
GAAP income before income taxes	27,465		29,111
Restructuring and reorganization charges (1)	1,998		5,194
Executive transition costs	352		-
Acquisition-related costs:
Amortization of acquired intangible assets	2,852		3,209
Transaction-related costs	-		158
Stock-based compensation (1)	7,869		6,757
Non-GAAP income before income taxes	40,536		44,429
Non-GAAP income tax provision (3)	(11,553)		(12,662)
Non-GAAP net income	$28,983	$1.01	$31,767	$1.04

(3) For the quarters ended March 31, 2024 and 2023, the GAAP effective income tax rates were approximately 29% and 28%, respectively, and the non-GAAP effective income tax rates were 28.5% for both periods.

(4) The outstanding diluted shares for the quarters ended March 31, 2024 and 2023 were 28.8 million and 30.6 million, respectively.

Non-GAAP Adjusted EBITDA:

CSG’s calculation of non-GAAP adjusted EBITDA and the reconciliation of CSG’s non-GAAP adjusted EBITDA measure to GAAP net income is provided below for the indicated periods (in thousands, except percentages):

	Quarter Ended
	March 31,
	2024	2023
GAAP net income	$19,467	$20,928
GAAP income tax provision	7,998	8,183
Interest expense (5)	7,506	7,219
Interest and investment income and other, net	(3,174)	1,863
GAAP operating income	31,797	38,193
Restructuring and reorganization charges (1)	1,998	5,194
Executive transition costs	352	-
Acquisition-related expenses:
Amortization of acquired intangible assets (6)	2,852	3,209
Transaction-related costs	-	158
Stock-based compensation (1)	7,869	6,757
Amortization of other intangible assets (6)	2,565	3,453
Amortization of customer contract costs (6)	5,028	4,622
Depreciation (1)	5,636	5,720
Non-GAAP adjusted EBITDA	$58,097	$67,306
Non-GAAP adjusted EBITDA as a percentage of revenue less transaction fees (2)	21.5%	24.3%

(5) Interest expense includes amortization of deferred financing costs as provided in Note 6 below.

CSG Systems International, Inc.

May 1, 2024

(6) Amortization on the statement of cash flows is made up of the following items for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2024	2023
Amortization of acquired intangible assets	$2,852	$3,209
Amortization of other intangible assets	2,565	3,453
Amortization of customer contract costs	5,028	4,622
Amortization of deferred financing costs	864	187
Total amortization	$11,309	$11,471

Non-GAAP Free Cash Flow:

CSG’s calculation of non-GAAP free cash flow and the reconciliation of CSG’s non-GAAP free cash flow measure to cash flows from operating activities are provided below for the indicated periods (in thousands):

	Quarter Ended
	March 31,
	2024	2023
Cash flows from operating activities	$(29,351)	$15,397
Purchases of software, property and equipment	(4,774)	(8,700)
Non-GAAP free cash flow (deficit)	$(34,125)	$6,697

Non-GAAP Financial Measures – 2024 Financial Guidance

Refer to the “Non-GAAP Financial Measures – 2024 Financial Guidance” in Exhibit 2 to CSG’s earnings release dated February 7, 2024, which can be found on the Investor Relations page of CSG’s website at csgi.com for the reconciliation of CSG’s 2024 financial guidance.